EXHIBIT 4(c)





                  Prepared by: IES Utilities Inc., __________,
            200 First St. SE, Cedar Rapids, IA 52401, (319) 398-4505

================================================================================



                               IES UTILITIES INC.
            (formerly known as Iowa Electric Light and Power Company)



                                       TO


                       THE FIRST NATIONAL BANK OF CHICAGO


                                   as Trustee



                                 --------------



                          ______ Supplemental Indenture

                              Dated as of ________

                                 --------------


                                       TO


                     INDENTURE OF MORTGAGE and DEED OF TRUST

                          Dated as of September 1, 1993


-------------------------------------------------------------------------------

                  ______ SUPPLEMENTAL INDENTURE, dated as of _______ (the "______ Supplemental Indenture"), made by and between IES UTILITIES INC. (formerly known as Iowa Electric Light and Power Company), a corporation organized and existing under the laws of the State of Iowa (the "Company"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association organized and existing under the laws of the United States of America (the "Trustee"), as Trustee under the Indenture of Mortgage and Deed of Trust dated as of September 1, 1993, hereinafter mentioned.

                  WHEREAS, the Company has heretofore executed and delivered its Indenture of Mortgage and Deed of Trust dated as of September 1, 1993, to the Trustee, for the security of the securities of the Company to be issued thereunder (the "Collateral Trust Bonds" or "Bonds"), and the said Indenture has been supplemented by [five] supplemental indentures, dated as of October 1, 1993, November 1, 1993, March 1, 1995, September 1, 1996, April 1, 1997, and
[__________], which Indenture as so supplemented and to be hereby supplemented is hereinafter referred to as the "Indenture"; and

                  WHEREAS, the Company desires to create a series of Collateral Trust Bonds to be issued under the Indenture, to be known as Collateral Trust Bonds, ___% Series Due ____ (the "Collateral Trust Bonds of the ____% Series"); and

                  WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, has duly resolved and determined to make, execute and deliver to the Trustee a ______ Supplemental Indenture in the form hereof for the purposes herein provided; and

                  WHEREAS, pursuant to Section 1401 of the Indenture, the Company may from time to time execute one or more supplemental indentures in order to better assure, convey and confirm unto the Trustee any property subject to the Lien of the Indenture; and

                  WHEREAS, the Company desires to so assure, convey and confirm property described in Exhibit A to this Supplemental Indenture; and

                  WHEREAS, all conditions and requirements necessary to make this ______ Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  THAT IES UTILITIES INC., in consideration of the purchase and ownership from time to time of the Bonds created in the ______ Supplemental
Indenture and the service by the Trustee, and its successors, under the Indenture and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the Bonds as follows:

                                    ARTICLE I

            DESCRIPTION OF COLLATERAL TRUST BONDS OF THE ___% SERIES

                  SECTION 1. The Company hereby creates a new series of Bonds to be known as "Collateral Trust Bonds of the ___% Series." The Collateral Trust Bonds of the ___% Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture, as supplemented and modified.

                  The commencement of the first interest period shall be __________. The Collateral Trust Bonds of the ___% Series shall mature
__________, and shall bear interest at the rate of ___% per annum, payable semi-annually on the 1st day of _____ and the 1st day of _____ in each year, commencing on _________. The person in whose name any of the Collateral Trust Bonds of the ___% Series is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Collateral Trust Bonds of the ___% Series upon any transfer or exchange subsequent to the record date and prior to such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid as provided in Section 307 of the Indenture.

                  The term "record date" as used in this Section with respect to any interest payment date shall mean the _____ 15 or _____ 15, as the case may be, next preceding the semi-annual interest payment date, or, if such _____ 15 or _____ 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, the City of New York, State of New York or in the City of Chicago, State of Illinois, are authorized by law to close, then the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

                  SECTION 2. The Collateral Trust Bonds of the ___% Series shall be issued only as registered Bonds without coupons of the denomination of $1,000, or any integral multiple of $1,000, appropriately numbered. Subject to the terms and conditions set forth in the Indenture, the Collateral Trust Bonds of the ___% Series may be exchanged for one or more new Collateral Trust Bonds of the ___% Series or other authorized denominations, for the same aggregate principal amount, upon surrender thereof, to the agency of the Company in the City of Chicago, Illinois, or, at the option of the holder, at the agency of the Company in the City of New York.

                  Collateral Trust Bonds of the ___% Series may be exchanged or transferred without expense to the registered owner thereof except that any taxes or other governmental charges that may be imposed in connection with such transfer or exchange shall be paid by the registered owner requesting such transfer or exchange as a condition precedent to the exercise of such privilege.

                  SECTION 3. Except as otherwise provided in this Section, the registered owner of all Collateral Trust Bonds of the ___% Series shall be CEDE & Co., as nominee of The Depository Trust Company ("DTC"). Payment of interest for any Collateral Trust Bonds of the ___% Series registered as of each record date in the name of CEDE & Co. shall be made by wire transfer to the account of CEDE & Co. on the interest payment date for such Collateral Trust Bonds of the ___% Series at the address indicated on the record date for CEDE & Co. in the registration books of the Company kept by Trustee, as registrar.

                  The Collateral Trust Bonds of the ___% Series shall initially be issued in the form of one or more fully registered global bonds ("Global Bonds") which will have an aggregate principal amount equal to the Collateral Trust Bonds of the ___% Series represented thereby. Upon initial issuance, the ownership of the Collateral Trust Bonds of the ___% Series shall be registered in the registration books of the Company kept by the Trustee in the name of CEDE & Co., as nominee of DTC. The Trustee and the Company may treat DTC (or its nominee) as the sole and exclusive owner of the Collateral Trust Bonds of the ___% Series registered in its name for the purposes of payment of the principal of, premium, if any, or interest on such Collateral Trust Bonds of the ___% Series, giving any notice permitted or required to be given to Holders herein, registering the transfer of such Collateral Trust Bonds of the ___% Series, obtaining any consent or other action to be taken by Holders and for all other purposes whatsoever; and neither the Trustee nor the Company shall be affected by any notice to the contrary. Neither the Trustee nor the Company shall have any responsibility or obligation to any DTC participant, any Person claiming a beneficiary ownership interest in Collateral Trust Bonds of the ___% Series registered in the name of CEDE & Co. under or through DTC or any DTC participant, or any other Person which is not shown on the registration books of the Company kept by the Trustee as being a Holder with respect to the accuracy of any records maintained by DTC, CEDE & Co. or any DTC participant; the payment by DTC or any DTC participant to any beneficial owner of any amount in respect of the principal of, premium, if any, or interest on the Collateral Trust Bonds of the ___% Series registered in the name of CEDE & Co.; the delivery to any DTC participant or any beneficial owner of any notice which is permitted or required to be given to Holders herein; the selection by DTC or any DTC participant of any Person to receive payment in the event of a partial payment of any Collateral Trust Bonds of the ___% Series registered in the name of CEDE & Co.; or any consent given or other action taken by DTC as Holder. The Paying Agent shall pay all principal of, premium, if any, and interest on any Collateral Trust Bonds of the ___% Series registered in the name of CEDE & Co., only to or upon the order of CEDE & Co., as nominee of DTC, and all such payments shall be valid and effective to fully satisfy and discharge the Company's obligations with respect to the principal of, premium, if any, and interest on such Collateral Trust Bonds of the ___% Series to the extent of the sum or sums so paid. Upon delivery by DTC to the Trustee of written notice to the effect that DTC had determined to substitute a new nominee in place of CEDE & Co., and subject to the provisions herein with respect to record dates, the words "CEDE & Co." herein shall refer to such new nominee of DTC.

                  A Global Bond shall be exchangeable for definitive certificates registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such Global Bond and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, at a time when DTC is required to be so registered to act as such depositary, (ii) the Company in its sole discretion determines that such Global Bond shall be so exchangeable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Collateral Trust Bonds of the ___% Series. In any such event, the Trustee shall issue, register the transfer of and exchange definitive certificates as requested by DTC in appropriate amounts and the Company and the Trustee shall be obligated to deliver definitive certificates. In the event definitive certificates are issued to Holders other than DTC, the provisions herein shall apply to, among other things, the registration, transfer of and exchange of such certificates and the method of payment of principal of, premium, if any, and interest on such certificates. Whenever DTC requests the Company and the Trustee to do so, the Trustee and the Company will cooperate with DTC in taking appropriate action after reasonable notice (i) to make available one or more separate certificates evidencing the Collateral Trust Bonds of the ___% Series registered in the name of CEDE & Co., to any DTC participant having Collateral Trust Bonds of the ___% Series credited to its DTC account or (ii) to arrange for another bonds depository to maintain custody of certificates evidencing such Collateral Trust Bonds of the ___% Series.

                  So long as any Collateral Trust Bonds of the ___% Series are registered in the name of CEDE & Co., as nominee of DTC, all payments with respect to the principal of, premium, if any, and interest on such Collateral Trust Bonds of the ___% Series and all notices, with respect to such Collateral Trust Bonds of the ___% Series shall be made and given to DTC as provided in the Letter of Representations dated __________.

                  In connection with any notice or other communication to be provided to Holders by the Company or the Trustee with respect to any consent or other action to be taken by Holders, so long as any Collateral Trust Bonds of the ___% Series are registered in the name of CEDE & Co., as nominee of DTC, the Company or the Trustee, as the case may be, shall establish a record date for such consent or other action and give DTC notice of such record date not less than 15 calendar days in advance of such record date to the extent possible.

                  The notice requirements set forth in the Letter of Representations with respect to redemptions, conversions and mandatory tenders shall be effective whenever the Collateral Trust Bonds of the ___% Series are registered in the name of DTC or its nominee, notwithstanding any other provision herein, to the extent such other provisions are incompatible with the notice requirements set forth in the Letter of Representations.

                  SECTION 4. The Collateral Trust Bonds of the ___% Series and the Trustee's Certificate of Authentication shall be substantially in the following forms respectively:


                             [FORM OF FACE OF BOND]

                        [FORM OF LEGEND FOR GLOBAL BOND]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                               IES UTILITIES INC.
                  COLLATERAL TRUST BOND, ___% SERIES DUE ____.


No. ________                                                         $_________
                                                              CUSIP ___________

                  IES UTILITIES INC., a corporation organized and existing under the laws of the State of Iowa (the "Company," which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________, or its registered assigns, the sum of _____________ ($_______) dollars on the ___ day of _____,
____, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from ______ __, ____, payable semi-annually, on the ___ day of ______ and ______ in each year, commencing _______ __, ____, at the rate of ___% per annum, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. The interest so payable on any ___ day of ______ or ______ will, subject to certain exceptions provided in the _____ Supplemental Indenture dated as of ______ __, ____, be paid to the person in whose name this Collateral Trust Bond is registered at the close of business on the immediately preceding ______ ____ or ______ ____, as the case may be. Except as otherwise provided in the Indenture, any such interest not paid or duly provided for shall forthwith cease to be payable to such person, and shall either be paid to the person in whose name this Collateral Trust Bond is registered at the close of business on a Special Record Date for the payment of such interest to be fixed by the Trustee, notice of which shall be given to holders of Collateral Trust Bonds of this Series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Collateral Trust Bonds of this Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in said Indenture. Both principal of, and interest on, this Collateral Trust Bond are payable at the agency of the Company in the City of Chicago, Illinois, or, at the option of the holder, at the agency of the Company in the City of New York.

                  This Collateral Trust Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the form of certificate endorsed hereon shall have been signed by or on behalf of The First National Bank of Chicago, the Trustee under the Indenture, or a successor trustee thereto under the Indenture, or by an authenticating agent duly appointed by the Trustee in accordance with the terms of the Indenture.

                  The provisions of this Collateral Trust Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                  IN WITNESS WHEREOF, IES Utilities Inc. has caused this Collateral Trust Bond to be signed (manually or by facsimile signature) in its name by an Authorized Executive Officer, as defined in the Indenture, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested (manually or by facsimile signature) by an Authorized Executive Officer, as defined in the Indenture.

Dated ________________                          IES UTILITIES INC.


                                                By
                                                  ----------------------------
                                                  Authorized Executive Officer

ATTEST:


-----------------------------
Authorized Executive Officer

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the Collateral Trust Bonds of the series designated therein referred to in the within-mentioned Indenture and _____ Supplemental Indenture dated as of ______ __, ____.

                                                 THE FIRST NATIONAL BANK
                                                 OF CHICAGO, as Trustee


                                                 By
                                                   ----------------------
                                                   Authorized Officer

                            [FORM OF REVERSE OF BOND]

                               IES UTILITIES INC.
                  COLLATERAL TRUST BOND, ____% SERIES DUE ____

                  This Collateral Trust Bond is one of a duly authorized issue of Collateral Trust Bonds of the Company in an aggregate principal amount of up to $________ of the series hereinafter specified, all issued and to be issued under and equally secured by an Indenture of Mortgage and Deed of Trust dated as of September 1, 1993, executed by the Company to The First National Bank of Chicago, as Trustee (the "Trustee"), as supplemented by _____ supplemental indentures, (including a _____ Supplemental Indenture dated as of ______ __, ____), each executed by the Company to said Trustee (said Indenture, as so supplemented, being herein sometimes referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of registered owners of the Collateral Trust Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Collateral Trust Bonds are, and are to be, secured. The Collateral Trust Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture. This Collateral Trust Bond is one of a series designated as the "Collateral Trust Bonds, ____% Series Due ____" (the "Collateral Trust Bonds of the ____% Series") of the Company, in an aggregate principal amount of up to $________, issued under and secured by the Indenture and described in the _____ Supplemental Indenture thereto dated as of ______ __, ____ (the "_____ Supplemental Indenture") between the Company and the Trustee.

                  The Collateral Trust Bonds of the ____% Series will not be redeemable prior to their maturity by the Company; provided, however, that such Bonds may be redeemed by the Company in whole at any time or in part from time to time, up on at least 30 days notice, at the redemption price equal to 100% of the principal amount thereof, plus accrued interest to the date of redemption, through application of cash received by the Trustee as a result of properties of the Company being taken by eminent domain or being sold to an entity possessing the power of eminent domain.

                  In case an Event of Default, as defined in the Indenture, shall occur, the principal of all the Collateral Trust Bonds of the ____% Series at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may be rescinded under certain circumstances.

                  No reference herein to the Indenture and no provision of this Collateral Trust Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Collateral Trust Bond at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

                  To the extent permitted on the front hereof, this Collateral Trust Bond may be exchanged or transferred without expense to the registered owner hereof except that any taxes or other governmental charges that may be imposed in connection with such transfer or exchange shall be paid by the registered owner requesting such transfer or exchange as a condition precedent to the exercise of such privilege.

                  Prior to due presentment of this Collateral Trust Bond for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Collateral Trust Bond is registered as the absolute owner hereof for all purposes, whether or not this Collateral Trust Bond be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Collateral Trust Bonds or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Collateral Trust Bonds are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Collateral Trust Bonds.

                               [END OF BOND FORM]

                                   ARTICLE II

                         ISSUE OF COLLATERAL TRUST BONDS

                  SECTION 1. Pursuant to the terms of Section 401 of the Indenture, the Company hereby exercises the right to obtain the authentication of $__________ principal amount of Collateral Trust Bonds.

                  SECTION 2. Such Collateral Trust Bonds of the ___% Series may be authenticated and delivered prior to the filing for recordation of this ______ Supplemental Indenture.

                                   ARTICLE III

                                   REDEMPTION

                  The Collateral Trust Bonds of the ___% Series will not be redeemable prior to their maturity; provided, however, that such Bonds may be redeemed in whole at any time or in part from time to time, upon at least 30 days notice, at the redemption price equal to 100% of the principal amount thereof, plus accrued interest to the date of redemption, through application of cash received by the Trustee as a result of properties of the Company being taken by eminent domain or being sold to an entity possessing the power of eminent domain.

                                   ARTICLE IV

                             DESCRIPTION OF PROPERTY

                  To secure the payment of the principal of, premium, if any, and interest, if any, on all Collateral Trust Bonds issued under the Indenture and Outstanding (as defined in the Indenture), when payable in accordance with the provisions thereof, and to secure the performance by the Company of, and its compliance with, the covenants and conditions of the Indenture, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee a security interest in, all right, title and interest of the Company in and to the property described in Exhibit A to this ______ Supplemental Indenture.

                  TO  HAVE  AND  TO  HOLD  all  said  property  hereby  granted, bargained, sold, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, or in which a security interest has been granted by the Company in this ______ Supplemental Indenture, unto the Trustee and its successors and assigns forever, but in trust nevertheless upon the trusts, for the purposes, and subject to all the exceptions and reservations, terms, conditions, provisions and restrictions of the Indenture, and for the equal and proportionate benefit and security of all present and future holders of the Collateral Trust Bonds, without any preference, priority or distinction of any one Collateral Trust Bond over any other Collateral Trust Bond by reason of priority in the issue or negotiation thereof or otherwise, except as may otherwise be expressly provided in the Indenture, but subject, however, to all the conditions, agreements, covenants, exceptions, limitations, restrictions and reservations expressed or provided in the deeds or other instruments of record affecting the property, or any part or portion thereof, insofar as the same are at the time of execution hereof in force and effect and permitted by law.

                                    ARTICLE V

                                   THE TRUSTEE

                  The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Indenture set forth and upon the following terms and conditions:

                  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this ______ Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article Eleven of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this ______ Supplemental Indenture.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

                  This ______ Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this ______ Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                               IES UTILITIES INC.


                                               By
                                                 ------------------------------

ATTEST:




------------------
                                               THE FIRST NATIONAL BANK OF
                                               CHICAGO, Trustee


                                               By
                                                 ------------------------------

ATTEST:



-------------------

STATE OF IOWA     )
                           )  ss:
COUNTY OF LINN    )



                  On the __th day of _____, ____, before me personally came _________, to me known, who, being by me duly sworn, did depose and say that he is the __________ of IES UTILITIES INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority, acknowledging the instrument to be the free act and deed of said corporation.




                                                     --------------------------
                                                     Notary Public

                                                     [Notarial Seal]

STATE OF ILLINOIS          )
                           )  ss:
COUNTY OF COOK             )



                  On the ___th day of _____, _____, before me personally came __________ to me known, who, being by me duly sworn, did depose and say that he is a __________ of THE FIRST NATIONAL BANK OF CHICAGO, the national banking association described in and which executed the foregoing instrument; that he knows the seal of said national banking association; that the seal affixed to said instrument is the seal of said national banking association; that it was so affixed by authority of the Board of Directors of said national banking
association,   and  that  he  signed  his  name   thereto  by  like   authority,
acknowledging the instrument to be the free act and deed of said national banking association.




                                                         -----------------------
                                                         Notary Public

                                                         [Notarial Seal]

                                    EXHIBIT A

DESCRIPTION OF PROPERTY